EXHIBIT 10.1
THIRD AMENDMENT TO THE
BERRY PLASTICS GROUP, INC.
2006 EQUITY INCENTIVE PLAN

This THIRD AMENDMENT is made this 4th day of March, 2015, by Berry Plastics Group, Inc. (hereinafter called the “Company”).

WITNESSETH:

WHEREAS, the Company maintains the Berry Plastics Group, Inc. 2006 Equity Incentive Plan (the “Plan”), which was adopted by the Board of Directors of the Company (the “Board”) in September 2006;

WHEREAS, the Company completed an initial public offering in October 2012;

WHEREAS, to align its incentive plans more closely with incentive plans maintained by similar public companies, the Company intends to adopt a new incentive plan (the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan or “2015 Plan”), subject to and effective upon receipt of stockholder approval thereof at the 2015 annual meeting (the “Annual Meeting”), to permit, among other things, for the granting of performance-based awards in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, subject to and effective upon receipt of stockholder approval of the 2015 Plan at the Annual Meeting, the Company intends to make no further grants of Awards under the Plan;

WHEREAS, subject to and effective upon receipt of stockholder approval of the 2015 Plan at the Annual Meeting, the Board desires to amend the Plan to prohibit the grant of any further Awards thereunder and to limit the number of shares of common stock of the Company (“Stock”) available for the grant of Awards under the Plan to the number of shares of Stock subject to then then-outstanding awards under the Plan as of the date of stockholder approval of the 2015 Plan; and

WHEREAS, the Board reserved the right to amend the Plan under Section 13.1 thereof.

NOW, THEREFORE, IT  IS RESOLVED that, subject to and effective upon receipt of stockholder approval of the 2015 Plan at the Annual Meeting, Section 4.1 of the Plan is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything herein to the contrary, the maximum number of Shares that may be made subject to any form of Award hereunder is 1,600,084.  No further Awards will be granted hereunder on or after March 4, 2015.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Third Amendment.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of the day and year first above written.

BERRY PLASTICS GROUP, INC.

By:	/s/Mark W. Miles
Mark. W. Miles
Title:	Chief Financial Officer